SUBLEASE EXTENTION AGREEMENT


Allstar Systems, Inc. ("Sublessee") and Allstar Equities, Inc. ("Sublessor"), hereby, as of December 31, 1998, agree to extend that certain SUBLEASE AGREEMENT entered into on August 2, 1996, but made effective January 1, 1996 for the property situated in Harris County, Texas, commonly known as 6401 Southwest Freeway, Houston, Texas.

Both parties hereto hereby agree to extend the term of the SUBLEASE AGREEMENT for one year, with the sublease hereby extended through December 31, 1999. All other terms, conditions, and rental payments of the SUBLEASE AGREEMENT shall remain the same as those set forth in the SUBLEASE AGREEMENT.


Allstar Systems, Inc.                       Allstar Equities, Inc.



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Donald L. Chadwick                          James H. Long
Chief Financial Officer                     President
December 31, 1998                           December 31, 1998